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Exhibit 10.40

SEVENTEENTH AMENDMENT TO
LOAN AGREEMENT

        SEVENTEENTH AMENDMENT dated as of November 12, 2002 (the "Amendment"), to the LOAN AGREEMENT dated as of November 19, 1999, as amended to date (as so amended, the "Agreement"), among SIRVA, Inc., formerly known as Allied Worldwide, Inc., formerly known as NA Holding Corporation (the "Company") and Arawak Ltd. (together with its permitted successors and assigns under the Agreement, the "Lender"), as successor and assign of Blue Ridge Investments, LLC, Mt. Mitchell Capital Funding, LLC and J.P. Morgan Securities Inc.

        WHEREAS, the Company and the Lender have entered into the Agreement;

        WHEREAS, the Company and the Lender wish to amend certain provisions of the Agreement pursuant to Section 9.2 of the Agreement;

        NOW, THEREFORE, the Company and the Lenders hereby amend the Agreement as follows:

          1.     Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Agreement.

          2.     The first paragraph of Section 3.5(a) of the Agreement is amended to read in its entirety as follows:

            (a)   On any Business Day on or after December 1, 1999, all (but not less than all) of the Lenders may elect to exchange all (but not less than all) of the Loan for one or more Exchange Notes by giving not less than five Business Days' prior irrevocable written notice of such election to the Borrower and the Trustee specifying the name of each proposed registered holder and, subject to the terms of the Indenture, the amount of each Exchange Note requested (each such notice, an "Exchange Notice").

          3.     Section 3.5(e) of the Agreement is hereby deleted in its entirety.

          4.     Each of the undersigned, by its signature below, gives its written consent to this Amendment, and on and after the date first written above, each reference to the Agreement shall mean and be a reference to the Agreement as amended and modified by this Amendment, unless the context otherwise requires.

          5.     This Amendment shall be effective as of the date first above written, and, except as set forth herein, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          6.     This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          7.     This Amendment and the rights and obligations of the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRVA, INC.
By:
/s/ Ron Milewski Name: Ron Milewski Title: Senior Vice President & Chief Financial Officer
ARAWAK LTD.
By:
/s/ W.P.A. Douglas Name: W.P.A. Douglas Title: Director

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  Exhibit 10.40
SEVENTEENTH AMENDMENT TO LOAN AGREEMENT